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SCRIPTEL HOLDING, INC.

STOCK OPTION PLAN

     1. Purpose of the Plan. The purpose of this Stock Option Plan (the "Plan") is to further the interests of Scriptel Holding, Inc., its subsidiaries, (collectively referred to as the "Company"), and its shareholders by providing long-term performance incentives to those persons who are largely responsible for the management and growth of the business of the Company through: (a) incentives to employees of the Company (individually "Employee" and collectively "Employees"), and (b) additional incentives to non-employee directors and independent consultants who render services to the Company (individually an "Outside Director" and a "Consultant" and collectively "Outside Directors" and "Consultants"). To that end, the Company may, from time to time during the effective period of this Plan, award to Employees, Outside Directors or Consultants selected in the manner provided below, one or more Incentive Stock Options or Non-Qualified Stock Options (as defined herein) subject to the conditions hereinafter set forth.

2.   Administration of the Plan.

     A. This Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or by the Compensation Committee (the "Committee") composed of not fewer than three (3) members of the Board of Directors who shall be designated by, and serve at the pleasure of, the Board of Directors. The members of the Committee shall be "disinterested persons" within the meaning of that term in Rule 16b-3 of the Securities and Exchange Commission. The majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

     B. Subject to the provisions of this Plan, the Board of Directors or the Committee, as the case may be, with regard to options granted to Employees and Consultants, shall have full and final authority, in its sole and absolute discretion: (i) to determine the Employees and the Consultants to be granted options and, in the case of each option granted to an Employee, to determine whether the same shall be an Incentive Stock Option within the meaning of
Section 422(b) ("Incentive Stock Option") of the Internal Revenue Code of 1986, as amended, or any successor statute (hereinafter called the "Code") or an option which does not qualify under Section 422(b) of the Code ("Non-Qualified Option"); (ii) to determine the number of shares subject to each option; (iii) to determine the time or times at which options will be granted; (iv) to determine the option price of the shares subject to each option; (v) to determine the time or times when each option becomes exercisable and the duration of the exercise period; (vi) to prescribe the form of the instruments evidencing any options granted under this Plan; (vii) to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan; and (viii) to construe and interpret this Plan, the rules and regulations and the instruments evidencing options granted under this Plan, and to make all other determinations deemed necessary or advisable for the administration of this Plan.

3.   Shares Available for Options.

     A. Subject to the provisions of Section 14 hereof, the aggregate number of shares of Common Stock, $.10 par value, of the Company (the "Shares") reserved for issuance upon the exercise of options to be granted under this Plan shall be Five Million (5,000,000) shares.

     B. The Shares to be delivered upon exercise of options under this Plan shall be made available at the discretion of the Board of Directors or the Committee, as the case may be, either from authorized but unissued Shares or issued Shares which have been reacquired by the Company.

     C. If an option granted under this Plan shall expire, terminate, or be surrendered to the Company (other than pursuant to Section 13) unexercised as to any Shares covered thereby, such Shares shall thereafter be available for the granting of other options under this Plan. If an option granted under this Plan shall be accepted for purposes of income tax withholding pursuant to terms and conditions determined by the Board of Directors or the Committee under Section 13, any Shares covered thereby shall not thereafter be available for the granting of other options under this Plan.

4.   Eligibility and Grant of Options.

     A. Incentive Stock Options may be granted to Employees. Non-Qualified Options may be granted to Employees, Outside Directors and Consultants. Membership on the Board of Directors shall not disqualify a person from receiving an option grant under this Plan.

     B. On the date of adoption of the Plan each Outside Director who was a director as of January 31, 1993 shall receive a non-qualified option to purchase Twenty-Five Thousand (25,000) Shares at $2.25 per share (the "1993 Director Grants"). In addition, each Outside Director who is a director on January 31, 1994 shall receive on such date an additional option to purchase Twenty-Five Thousand (25,000) Shares at $3.00 per share (the "1994 Director Grants"). The 1993 and 1994 Director Grants are in lieu of any director fees for such years. If the Board of Directors prior to the end of 1994 determines not to pay directors' fees in 1995, then on January 31, 1995, each Outside Director shall on such date receive an option to purchase Twenty-Five Thousand (25,000) shares at $4.00 per share.

     C. In selecting the Employees to whom options shall be granted, as well as in determining the number of Shares subject to, and the type and terms and provisions of, each option, the Board of Directors or the Committee, as the case may be, shall weigh such factors as it shall deem relevant to accomplish the purposes of this Plan.

     D. An individual who has been granted an option may be granted an additional option or options, if the Board of Directors or the Committee, as the case may be, shall so determine.

5. Limitations on Number of Options Granted. No Employee may be granted an Incentive Stock Option to the extent that the fair market value (determined as of the date of grant of such options) of the Shares of the Company (or any parent corporations), which would be subject to Incentive Stock Options exercisable by such Employee for the first time during the calendar year, exceeds the limitation provided under Section 422(d) of the Code or successor provision.

      There shall be no limitation as to the number of Non-Qualified Options that may be granted to any Employee, Outside Director or Consultant.

6.   Term of Options; Exercisabilitly.

     A. The full term of each option granted hereunder shall be for such period as the Board of Directors or the Committee, as the case may be, shall determine but for not more than ten (10) years from the date of grant thereof; provided, however, that the options granted pursuant to Section 4.B. hereof shall have a term of five (5) years. The date of grant of an option shall be the date on which the Board of Directors or the Committee acts in granting the option or, in the case of options automatically granted under Section 4.B. on the date of grant. Each option shall be subject to earlier termination as provided in Sections 7 and 11 hereof.

     B. Notwithstanding the foregoing, the full term of each Incentive Stock Option granted a 10% Attribution Shareholder shall not exceed five (5) years from the date of grant thereof. For purposes of this Plan, the term "10% Attribution Shareholder" shall mean an Employee who owns, directly and through attribution (applying the provisions of Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary corporation).

     C. Each Option shall become exercisable at the time or times determined by the Board of Directors or Committee when the option is granted, except that no Option may be exercisable prior to the date six (6) months after the date of grant and no Option shall be exercisable prior to the date this Plan is approved by the Shareholders of the Company. Options granted under Section 4.B. shall be exercisable commencing on the date six months after the date of grant or, in case the Plan has not been approved by such date, on the date of shareholders' approval.

7. Termination of Options. In the event that the employment of an Employee or Consultant to whom an option shall have been granted under this Plan or the services being rendered to the Company by an Outside Director or a Consultant to whom an option shall have been granted under this Plan shall terminate: (a) for any reason prior to the first exercise date of such options or prior to the date the entire option becomes exercisable; (b) as a result of such person's willful misconduct, gross negligence, or any termination for cause; or (c) as a result of the voluntary termination of employment by an Employee or the voluntary termination of the rendering of services to the Company by an Outside Director or Consultant, anything to the contrary herein notwithstanding, all such options or portions of options then held by such Employee, Outside Director or Consultant that are not yet exercisable in accordance with its terms, shall terminate on the date notice is given either to or from the Company, of the termination of employment of such Employee, or of the termination of the rendering of services by such Outside Director or Consultant.

8.   Option Price.

     A. The option price for Non-Qualified Options shall be determined by the Board of Directors or the Committee, in its sole and absolute discretion, at the time the option is granted. The option price for Incentive Stock Options shall be determined by the Board of Directors or the Committee at the time the option is granted, provided that the option price shall be not less than one hundred percent (100%) of the "fair market value" of the Shares at the time the option is granted. "Fair Market Value" shall mean (i) if the Shares are listed on a national securities exchange or reported in the NASDAQ National Market System, the closing price as reported for transactions on the exchange or in the National Market System on the date of grant, or if no transactions occurred on such date, the preceding business day or, (ii) if the Shares are publicly-traded, but not listed on any exchange or reported on the National Market System, the mean between the bona fide bid and asked priced on the date of grant, or, if none, by taking a weighted average of the means between the bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date of grant, if both such nearest dates are within a reasonable period. In the event that Fair Market Value cannot be determined under the provisions of the preceding sentence, the Fair Market Value of the Shares shall be determined in the manner prescribed by the Board of Directors or the Committee, consistent with the procedures set forth in Sec. 20.2031-2 of the Regulations promulgated under the Code.

     B. Notwithstanding anything in the foregoing to the contrary, in the event of a grant of an Incentive Stock Option to a 10% Attribution Shareholder, the option price to such 10% Attribution Shareholder shall be at least equal to one hundred ten percent (110%) of the fair market value of the Shares at the time of the Incentive Stock Option grant.

9. Non-Transferability of Options. No option granted under this Plan shall be assignable or transferable (directly or indirectly) by the optionee other than by will or the laws of descent and distribution, and such option may be exercised during the optionee's lifetime only by the optionee.

10.  Exercise of Options.

     A. Each option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of Shares as shall be determined pursuant to the provisions of Section 6 hereof and the instrument evidencing such option.

     B. If the Board of Directors or the Committee, as the case may be, grants options intended to qualify as Incentive Stock Options, the instruments evidencing such options shall contain such terms and provisions relating to exercise and otherwise as may be necessary to qualify such options as Incentive Stock Options pursuant to Section 422 of the Code and the regulations promulgated thereunder.

     C. An option holder electing to exercise an option shall give written notice to the Secretary of the Company or such person as may be designated by the Board of Directors or the Committee at its principal office of such election and of the number of Shares elected to be purchased, and shall at the time of exercise tender the full purchase price of the Shares to be purchased. The option price, for all options, shall be paid in cash, or by the surrender, at the then fair market value thereof, of Shares or by a combination of cash and/or Shares. No fractional Shares shall be issued under this Plan.

     D. If any law or regulation requires the Company to take any action with respect to the Shares to be issued upon exercise of an option, including, but not limited to, registration with any Federal or state securities agency, then, in such event, the issuance of such Shares shall be deferred until the completion of such action as is required under any such law or regulation and the Board of Directors or the Committee, as the case may be, shall have been advised by counsel for the Company that all applicable legal requirements have been complied with. If the Shares have not been registered under applicable federal or state law, the Company, in its sole discretion, may require any person exercising an option, as a condition to the effectiveness of such exercise, to represent in writing to the Company, in form and substance satisfactory to the Company in its sole and absolute discretion, that the Shares purchased shall be purchased for investment and not with a view to resale or other distribution, or any such additional representations as shall be required to secure an exemption from registration under Federal and state securities laws for the issuance of such Shares.

     E. So long as an option holder shall continue to be employed by, or shall continue to render services to, the Company, such holder's option shall not be affected by change of duty or position. Military, family or sick leave approved by the Company (where such approval is consistent with applicable federal or state law) shall not be considered the termination of employment or of the rendering of services, provided, however, that the Company, consistent with applicable federal or state law, may impose such terms and conditions with respect to such leaves as it deems proper. Nothing in this Plan or in any notice of option grant issued under this Plan shall confer upon any Employee, Outside Director or Consultant any right to continue in the employ of, or any right to continue to render services to, the Company or interfere in any way with the rights of the Company to terminate at any time the employment of an Employee or the rendering of services by an Outside Director or Consultant. Additionally, nothing in this Plan or in any option granted pursuant to this Plan shall interfere in any way with the rights of the Board of Directors or shareholders of the Company to terminate or remove any Employee, member of the Board of Directors or Consultant pursuant to the Articles of Incorporation, Code of Regulations, or applicable law.

     F. Subject to the provisions of Section 13, appropriate provisions shall be made for all taxes required to be withheld in connection with options, the exercise thereof, and the transfer of Shares pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether Federal, state, or local.

     G. All funds received by the Company upon exercise of options hereunder shall be used as a part of the general funds of the Company.

11. Termination of Employment or Services. In the event that the employment of an Employee to whom an option shall have been granted or the services being rendered to the Company by an Outside Director or Consultant to whom an option shall have been granted shall terminate, other than as provided in Section 7 hereof, or other than on account of such person's death, the option (to the extent exercisable on the date of termination) may be exercised at any time within three (3) months after the date of such termination of employment or the rendering of services to the Company (but not beyond the original term of the option). Notwithstanding anything in the foregoing to the contrary, if the termination is on account of the option holder's having become "disabled", as defined in Section 22(e)(3) of the Code, the option (to the extent exercisable on the date of termination) may be exercised at any time within one (1) year after such termination date (but not beyond the original term of the option).

12. Death of Option Holder. If an option holder shall die while the option holder is an Employee of the Company, or while the option holder is rendering services to the Company, or shall die within three (3) months after the termination of such option holder's employment or the rendering of such services, other than as provided in Section 7 hereof, any option exercisable as of the date of death may be exercised by such option holder's executor, administrator, or personal representative, or applicable legatee(s), at any time within one (1) year after the date of such option holder's death (but not beyond the original term of the option).

13. Income Tax Withholding. At any time when an optionee is required to pay an amount required to be withheld under applicable income tax or other laws in connection with the exercise of an option, the optionee may satisfy this obligation in whole or in part by making an election (the "Election") to have the Company withhold Shares, or, if the Committee so determines, by delivering Shares of the Company (the "Delivery"), having a value equal to the amount required to be withheld. The value of the Shares to be withheld or delivered shall be the "fair market value" of a Share as defined in Section 8 above on the date that the amount of tax to be withheld shall be determined (the "Tax
Date"). Each Election or Delivery must be made on or prior to the Tax Date and shall be irrevocable. The Committee may disapprove any Election or Delivery or may suspend or terminate the right to make Elections or Deliveries. If an optionee is a person described in Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), then an Election is subject to the following additional restrictions: (i) no Election shall be effective for a Tax Date which occurs within six (6) months of the grant of the option; and (ii) the Election must be made either: (A) six (6) months prior to the Tax Date, (B) during a period beginning on the third (3rd) business day following the date of release for publication of the Company's quarterly or annual summary consolidated statements of revenue and income and ending on the twelfth (12th) business day following such date or (C) more than six (6) months and one (1) day from the later of the date of the grant of the option hereunder to such person or the date of the most recent transaction by such person which is treated as a purchase of Shares pursuant to the Exchange Act and the rules and regulations thereunder, and which is not exempt from Section 16(b) of the Exchange Act.

14. Adjustment Upon Changes in Capitalization. The instruments evidencing options granted hereunder shall contain such provisions as the Board of Directors or the Committee, as the case may be, shall determine for adjustment of the number and classes of Shares covered thereby, or of the option prices or both, in the event of changes in the amount of issued and outstanding Shares of the Company by reason of stock dividends, stock splits, reorganizations, mergers, consolidations, or exchanges of Shares, or similar changes to the capital structure of the Company, including, without limitation, any transaction described in Section 424(a) of the Code. In the event of any such change, the aggregate number and classes of Shares for which options may thereafter be granted under this Plan shall be appropriately adjusted as determined by the Board of Directors or the Committee so as to reflect such change, and to prevent dilution or enlargement of option rights, and the Shares subject to options theretofore granted, the applicable purchase prices, and all other applicable provisions, shall be equitably adjusted by the Board of Directors or the Committee so as to prevent the dilution or enlargement of option rights already granted. No such adjustment shall be made without the prior written consent of the holder of an Incentive Stock Option hereunder if the adjustment would constitute a "modification" of the option pursuant to Section 424(h) of the Code.

15. Acceleration of Exercise of Options in Certain Events. Notwithstanding anything contained in this Plan to the contrary, in the event of a "change in control" the Board of Directors or the Committee, as the case may be, shall have the authority and power: (a) to cause all outstanding options (whether or not such options are by their terms fully exercisable at such time) to be immediately exercisable notwithstanding any vesting limitation otherwise previously imposed on such options; and (b) to accelerate the termination date of all such options. Thereafter, upon such determination, an optionee may exercise any and all outstanding options (in whole or in part), and the Board of Directors or the Committee may authorize the acceptance of the surrender of the right to exercise such option or any portion thereof, but in no event after the expiration of the term of the Option. The term "change in control" shall include, but not be limited to: (a) the first purchase of Shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's Shares or any securities convertible into Shares; (b) the receipt by the Company of a Schedule 13D, Schedule 13G, or other advice indicating that a person has acquired shares that, when added to all previously owned shares, amount to an interest of twenty percent (20%) or more of the Company's Shares or is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the Company's Shares calculated as provided in paragraph (d) of said Rule 13d-3; (c) the date of approval by shareholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of Shares immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (d) the date of the approval by shareholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (e) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company; or
(f) such other event as the Board of Directors or the Committee, as the case may be, shall, in its sole and absolute discretion, deem to be a "change in control". The manner of application and interpretation of the foregoing provisions shall be determined by the Board of Directors or the Committee, as the case may be, in its sole and absolute discretion.

16. Amendment, Suspension, or Termination of the Plan. The Board of Directors may, at any time, amend, terminate, or, from time to time, suspend this Plan; provided, however, that no such amendment shall, without approval of the shareholders of the Company, except as provided in Section 14 hereof: (a) increase the aggregate number of Shares as to which options may be granted under this Plan either to all individuals or any one individual; (b) change the minimum option exercise price; (c) increase the maximum period during which options may be exercised; (d) extend the effective period of this Plan; or (e) cause Rule 16b-3 of the Securities and Exchange Commission to cease to be applicable to this Plan. No option may be granted during any suspension of this Plan or after this Plan has been terminated and no amendment, suspension, or termination shall, without the optionee's consent, alter or impair any of the rights or obligations under any option previously granted to an optionee under this Plan.

17. Rights of Option Holder. An option holder shall not have any of the rights of a shareholder of the Company until such time as the option is exercised.

18. Pronouns. Where appropriate or necessary to the meaning hereof, the singular shall be deemed to include the plural and the masculine shall be deemed to include the feminine and neuter.

19. Changes in Governing Rules and Regulations. All references herein to the Code, or sections thereof, or to rules and regulations of the Department of the Treasury or of the Securities and Exchange Commission shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted, or superseded.

20. Effective Date and Duration of Plan. This Plan shall be deemed adopted on the date of its adoption by the Board of Directors; provided, that, this Plan shall not be effective unless the shareholders of the Company approve the Plan on or prior to June 30, 1994. If the Plan is not approved by the shareholders by such date, options previously granted hereunder shall be deemed void and of no effect. No options may be granted under this Plan subsequent to December 31, 1999.

STOCK OPTION PLAN

SCRIPTEL HOLDING, INC.

INDEX

                                                             Page

 1  Purpose of the Plan  . . . . . . . . . . . . . . . . .      1
 2  Administration of the Plan . . . . . . . . . . . . . .      1
 3  Shares Available for Options . . . . . . . . . . . . .      2
 4  Eligibility and Grant of Options . . . . . . . . . . .      2
 5  Limitations of Number of Options Granted . . . . . . . .    3
 6  Term of Options; Vesting . . . . . . . . . . . . . . . .    3
 7  Termination of Options . . . . . . . . . . . . . . . . .    4
 8  Option Price . . . . . . . . . . . . . . . . . . . . . .    4
 9  Non-Transferability of Options . . . . . . . . . . . . .    5
10  Exercise of Options. . . . . . . . . . . . . . . . . .      5
11  Termination of Employment or Services. . . . . . . . .      6
12  Death of Option Holder . . . . . . . . . . . . . . . .      7
13  Income Tax Withholding . . . . . . . . . . . . . . . . .    7
14  Adjustment Upon Changes in Capitalization. . . . . . .      7
15  Acceleration of Exercise of Options in Certain Events. .    8
16  Amendment, Suspension, or Termination of the Plan. . .      9
17  Rights of Option Holder. . . . . . . . . . . . . . . .      9
18  Pronouns . . . . . . . . . . . . . . . . . . . . . . . .    9
19  Changes in Governing Rules and Regulations . . . . . . .    9
20  Effective Date and Duration of Plan. . . . . . . . . .      9